UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

Cinergy Services, Inc.                      )
                                                     )
         On behalf of                                )
                                                     )
PSI Energy, Inc.                            )
CinCap Madison, LLC                         )
CinCap VII, LLC                             )     Docket No. EC02-___-000

                       APPLICATION FOR AUTHORIZATION UNDER
                      SECTION 203 OF THE FEDERAL POWER ACT
                      TO TRANSFER JURISDICTIONAL FACILITIES

         Cinergy Services, Inc. ("Cinergy Services"), on behalf of PSI Energy, Inc. ("PSI"), CinCap Madison, LLC ("CinCap Madison"), and CinCap VII, LLC ("CinCap VII"), (PSI, CinCap Madison and CinCap VII are herein referred to as the "Applicants") submits this application ("Application") requesting all necessary Federal Energy Regulatory Commission ("Commission" or "FERC") authorizations under Section 203 of the Federal Power Act ("FPA"),1 to transfer the jurisdictional interconnection facilities associated with certain generating assets owned by CinCap Madison and CinCap VII ("Sellers") to PSI.
         PSI has, through its planning efforts, determined that the existing (and still increasing) demand for electricity on its utility system requires additional generating capacity as soon as practical. PSI has considered and implemented numerous resource options, and has determined that the most expeditious, reliable, efficient and economic methods of meeting the increased (and still increasing) demand for electricity on its utility system include the acquisitions of the generating facilities owned by CinCap Madison and CinCap VII, consisting of approximately 712 MWs (summer rating) of additional peaking capacity (the "Transfer"). Accordingly, PSI and CinCap VII have filed a joint petition with the Indiana Utility Regulatory Commission ("IURC") seeking, among other things, the issuance of certificates of public convenience and necessity
(CPCN) for PSI to purchase the generating assets of CinCap Madison and CinCap
VII. This joint petition is currently pending before the IURC.2
         Applicants hope to obtain all regulatory approvals and complete the Transfer by the end of 2002 so that PSI can factor these plants, with certainty, into its generation portfolio and resource plans for meeting its 2003 peak demand needs. If PSI cannot, with certainty, factor these plants into its generation portfolio and resource plans for its 2003 peak demand needs by end of 2002, PSI will have to reserve and secure other, perhaps more costly or risk-laden, sources of generation to ensure that it can enter the 2003 peak season confident that it can meet the needs of its customers. Applicants therefore request that the Commission approve the Transfer by December 1, 2002 so that PSI is provided the flexibility necessary going into 2003 to make the most effective decisions possible with regard to meeting its 2003 peak demand needs.
I.  BACKGROUND
         PSI is a public utility organized and existing under the laws of the State of Indiana, and has its principal office at 1000 East Main Street, Plainfield, Indiana. It is engaged in rendering electric utility service in the State of Indiana, and owns, operates, manages and controls, among other things, plants and equipment within the State of Indiana used for the production, transmission, delivery and furnishing of such electric service to the public. PSI directly supplies electric energy to over 700,000 customers located in 69 counties in the central, north central and southern parts of the State of Indiana, and supplies steam service to one customer from its Cayuga Generating Station. As of October 24, 1994, PSI became a wholly-owned subsidiary of Cinergy Corp. ("Cinergy").

         CinCap Madison3, a limited liability company organized under the laws of the state of Delaware, owns and operates the Madison Generating Station, an approximately 576 MW generation plant located in Madison Township, Butler County, Ohio.4 CinCap Madison is an indirect, wholly-owned subsidiary of Cinergy engaged exclusively in the generation and sale of power at wholesale and has been certified by this Commission as an exempt wholesale generator ("EWG").5 CinCap Madison has been authorized to sell power at market-based rates.6


         CinCap VII, a limited liability company organized under the laws of the State of Delaware, owns and operates the Henry County Generating Station, an approximately 136 MW generation plant located in Cadiz, Henry County, Indiana. CinCap VII is an indirect, wholly-owned subsidiary of Cinergy engaged exclusively in the generation and sale of power at wholesale, and has been classified by this Commission as an EWG.7 CinCap VII has been authorized to sell power at market-based rates.8


         Both the Madison and Henry County stations are interconnected to the Cinergy public utility subsidiaries' transmission system, which is and will continue to be operated on an integrated, single-system basis pursuant to Midwest ISO's OATT on file with the Commission.


II.      DESCRIPTION OF TRANSFER

         PSI has, through its planning efforts, determined that the existing and increasing demand for electricity on its utility system requires additional generating capacity as soon as practical. PSI's current on-system (i.e., without purchases) reserve margin is less than 1%. PSI has considered and implemented numerous resource options, and has determined that the most expeditious, reliable, efficient and economic methods of meeting the anticipated increasing demand for electricity on its utility system include the acquisitions of the Madison and Henry County stations, consisting of approximately 712 MWs (summer rating) of peaking capacity to the PSI system, of which 663 MWs will be available to serve Indiana customers' electricity demand requirements.9
         Applicants believe that it will be beneficial to PSI and its customers to complete the proposed purchase as soon as practicable. Because the Madison and Henry County stations are already in operation, both of these stations will be available to provide electric utility service to PSI customers immediately upon consummation of the Transfer.
         Applicants have proposed to effectuate the Transfer via a sale of all assets of CinCap Madison and CinCap VII, respectively, to PSI at net book value as of January 1, 2002, plus carrying costs on this book value from January 1, 2002 through the date of transfer, computed using PSI's AFUDC rate for an aggregate purchase price not to exceed $450 million. Also proposed to be transferred to PSI are the plant inventory balances at the time of transfer. (See Amended Petition in pending IURC Cause No. 42145.) While the price term is at issue in the IURC CPCN proceeding, and the final price is subject to the approval and order of the IURC, any changes in the price term will not affect the issue of concern to the Commission in this proceeding - the change in control of the jurisdictional facilities. That change in control will occur materially in the manner described in the draft contract attached as part of
Exhibit I. If the terms or conditions of the Transfer change in a manner that materially affects control of the jurisdictional facilities, Applicants will submit a revised form of contract.
III.     THE PROPOSED TRANSFER IS CONSISTENT WITH THE PUBLIC INTEREST

         Section 203 of the Federal Power Act states that "if the Commission finds that the proposed disposition . . . will be consistent with the public interest, it shall approve the same."10 In its Merger Policy Statement, the Commission stated that, when determining whether a proposed disposition of jurisdictional facilities is consistent with the public interest, it will evaluate the effects of the proposed transaction on competition, rates and regulation.11 The Commission affirmed this approach in its Order No.
642 revising filing requirements under Part 33 of its Regulations.12
         Applicants have proposed a transfer of generating assets and associated jurisdictional transmission facilities in order to allow PSI to reliably and cost-effectively meet its obligation to serve its retail customers and to meet its wholesale obligations. As indicated above, PSI has filed a petition for certificates of public convenience and necessity with the IURC, the state regulatory body charged with ensuring that PSI is able to meet the electricity needs of its retail customers, setting forth the grounds supporting the Transfer and seeking approval of such. PSI must receive the approval of the IURC before it may effect the Transfer.
         Further, as discussed below, the Transfer will have no adverse effects on competition or regulation, and will affect rates only with the approval of certain ratemaking treatment by the IURC and FERC. Applicants therefore request that the Commission find that the Transfer is consistent with the public interest and grant all necessary authorizations under FPA Section 203.
         A.       THE TRANSFER WILL HAVE NO ADVERSE EFFECT ON COMPETITION.

         The Transfer will not alter the competitive situation within the relevant wholesale geographic markets. The transfer will not change the fact that the Cinergy public utility subsidiaries' transmission system is operated on an integrated, single-system basis pursuant to Midwest ISO's OATT on file with the Commission and, thus, the relevant geographic markets will not change.
         The Transfer will be limited to the transfer of generation market share between Cinergy affiliates, and, as such, the relative market share of the Cinergy affiliates or any other market participant will not change. In several prior cases, the Commission concluded that similar internal transfers of generating facilities have no adverse effect on competition.13 The Commission affirmed this approach in its Order No. 642.14
         Additionally, FERC has recently found that the Cinergy companies, including CinCap Madison and CinCap VII, passed the Supply Margin Assessment ("SMA") screen.15
         B.       THE TRANSFER WILL HAVE NO ADVERSE EFFECT ON RATES

         As indicated below, the Transfer will have no impact on retail or wholesale rates because costs associated with the Transfer cannot be passed through to ratepayers absent further regulatory proceedings and approvals in the future ratemaking proceedings before the applicable regulatory bodies.

         1.       The Transfer Will Have No Adverse Affect On Retail Ratepayers

         The Transfer will have no adverse effect on rates charged to retail ratepayers. Before PSI's retail rates may be changed to reflect the costs of the Transfer, PSI must initiate and fully process a general retail rate case. PSI's integrated resource planning analysis indicates that the Transfer is the "least cost" and most reliable method of meeting its native load customers' demand requirements.
         Initially, however, the Transfer will likely have a beneficial effect on consumers through PSI's retail fuel adjustment clause ("FAC"). Since PSI economically dispatches its generating units, the units being transferred will only be dispatched when they are the most cost-effective option for generating the next incremental MW of power required. As much of the cost of operating generating plants is comprised of the cost of fuel, dispatching more cost-effective plants generally results in lower overall fuel costs. Thus, economically dispatching the units being transferred in the context of PSI's overall generation portfolio will likely result in lower overall fuel costs, and lower FAC rates paid by retail customers.

         2.       The Transfer Will Have No Adverse Effect on Wholesale Rates

         The Transfer will have no adverse effect on rates charged to wholesale customers. FERC approval in a subsequent ratemaking proceeding will be necessary before PSI's wholesale base rates can be changed to reflect the costs of the Transfer. By virtue of certain settlement agreements currently in effect between PSI and its wholesale native load customers, PSI is prohibited from seeking to revise its wholesale native load customer base rates schedules to be effective prior to June 1, 2003.
         The Commission has previously held that customers are protected from the effect on rates where those effects on rates were subject to Commission approval in a subsequent ratemaking proceeding.16
         Finally, as described above, the Transfer will likely have a beneficial effect on the fuel-related charges to wholesale customers. Since PSI economically dispatches its fleet of generating stations, the Madison and Henry County facilities will only be dispatched when they offer a lowest-cost option for producing the next incremental MW of power.17

         C.       THE TRANSFER WILL HAVE NO ADVERSE EFFECT ON REGULATION

         1.       The Transfer Will Not Impair the Effectiveness of Federal
                  Regulation

         The Commission's jurisdictional authority over the units being transferred will not be impaired as a result of the Transfer. The Commission will continue to have jurisdiction over the wholesale power sales of electricity from these units, as well as wholesale power sales and transmission in interstate commerce of PSI.18 Additionally, Cinergy and its affiliates will remain subject to the same degree of regulation under the Public Utility Holding Company Act of 1935, as amended ("PUHCA") after the transfer as before. Consistent with the Commission's requirements, Cinergy, as a registered public utility holding company, has agreed to, and hereby reconfirms its commitment to, abide by the Commission's policy regarding the treatment of cost and revenues related to intra-company transactions.19

         2.      The Transfer Will Not Impair the Effectiveness of State
                 Regulation

         Sellers' Transfer of generating assets to PSI will not impair the effectiveness of state regulation. PSI is currently subject to the regulatory authority of the State of Indiana. The Transfer will not affect the regulatory authority of the IURC. The IURC must first approve the Transfer before it can be undertaken, and will have the authority to regulate the generating assets, to the extent permitted by state law, once the Transfer is completed since these generating assets will become part of PSI's regulated utility plant and associated rate base.


IV.      INFORMATION REQUIRED BY PART 33 OF THE COMMISSION'S REGULATIONS

         Applicants submit the following information pursuant to Part 33 of the Commission's regulations, 18 C.F.R. Part 33, as revised by Order No. 642. As set forth more fully below, and as suggested by Order No. 642,20 Applicants request full or partial waiver of several of the information requirements of Part 33 on the grounds that this is a purely internal Transfer of assets without the need for the higher level of scrutiny that might attach to a merger resulting in a combination of previously unaffiliated assets. Specifically, Applicants request waiver of the requirements of 18 C.F.R. ss. 33.2(h), and partial waiver of the requirements of 18 C.F.R. ss.ss. 33.2(c) and (d), and of any other requirements of Part 33 to the limited extent Applicants may have inadvertently omitted information required by the Commission's Order No. 642.
         Per 18 C.F.R. ss. 33.3(a)(1), Applicants have not submitted a horizontal competitive analysis, or any other information under 18 C.F.R. ss. 33.3, because the Transfer will not result in a single corporate entity obtaining ownership or control over the generating facilities of previously unaffiliated merging entities. Here, all Applicants will be affiliated prior to and after the Transfer.
         Subject to the foregoing, the information required by Part 33 is as follows:
         A. Section 33.2(a): Names and addresses of the principal business offices of the Applicants.

The Applicants are as follows:

         PSI Energy, Inc.;
         CinCap Madison, LLC;
         CinCap VII, LLC

The Applicants' address for purposes of this Application is:

         139 East Fourth Street
         PO Box 960
         Cincinnati, OH  45202

         B. Section 33.2(b): Names and addresses of persons authorized to receive notices and communications with respect to the
Application.


*Noel Symons                                *James B. Gainer
Skadden, Arps, Slate,                        Vice President and General Counsel
  Meagher & Flom LLP                         Regulated Businesses
1440 New York Avenue, NW                     Cinergy Corp.
Washington, D.C.  20005-2111                 Atrium II Building, 25th Floor
(202) 371-7000                               221 East Fourth Street
Fax:  (202) 393-5760                         Cincinnati, OH 45202
nsymons@skadden.com                          (513) 287-2633
                                             Fax:  (513) 287-3810
                                             jgainer@cinergy.com


Persons denoted by an asterisk are those designated for service pursuant to 18 C.F.R.ss.385.2010 (2001).
          C.      Section 33.2(c): Description of Applicants.

         See Exhibits A through F, attached.
         D. Section 33.2(d): Description of the jurisdictional facilities owned and operated or controlled by Applicants, their Parents or Affiliates.

         The jurisdictional facilities involved in the Transfer are identified in Exhibit H, attached. Applicants request waiver of this requirement with respect to the multitude of jurisdictional facilities owned by affiliate companies. Such facilities will be unaffected by this purely internal Transfer of assets, and the burden of assembling such a list would be significant. Similarly, Applicants request waiver of this requirement to the extent necessary to accommodate identification in the Application and Exhibits of certain jurisdictional facilities by category (e.g., "appurtenant interconnection facilities") rather than by itemized list.
         E.       Section 33.2(e): Narrative description of the transaction.

         A narrative description of the Transfer is provided in Section II to this Application. Associated jurisdictional facilities are identified in Exhibit H, attached.
         F.       Section 33.2(f): Contracts with respect to the transaction.

         Unexecuted draft copies of a form of Asset Transfer Agreement between Cinergy Capital and Trading ("CCT"), CinCap Madison and PSI and a form of Asset Transfer Agreement between CCT, CinCap VII and PSI are attached as part of
Exhibit I. As noted above, the proposed pricing is based on a formula, and that formula is currently being addressed in the pending IURC proceeding. The final price to be produced from that formula is not yet known, and hence is left blank. To the best of Applicants' knowledge, in each case the final Asset Transfer Agreement will otherwise reflect the terms and conditions contained in the draft Asset Transfer Agreement in all material respects.
         Applicants interpret this requirement to include only those contracts that go to the core of the Transfer and bear directly on the transfer of control over jurisdictional facilities. To the extent that incidental contracts are encompassed by this requirement, Applicants request waiver of this requirement.
         G. Section 33.2(g): Facts relied upon to demonstrate that the transaction is in the public interest.

         As explained in Exhibit J, the facts relied upon to show that the Transfer is consistent with the public interest are set forth in Section III of this Application.
         H.       Section 33.2(h): Physical property.

         Applicants request waiver of the requirement to provide a map showing in different colors the properties of each party, since this is a purely internal Transfer involving only the limited jurisdictional interconnection facilities (generation leads, step-up transformers, etc.) used solely to connect the subject generating facilities to the transmission grid.
         I. Section 33.2(i): Status of actions before other regulatory bodies.

         Securities and Exchange Commission: Applicants, members of a registered holding company system, also require Securities and Exchange Commission ("SEC") approval of the Transfer under PUHCA. An application requesting such approval has been filed with the SEC.
         Indiana Utility Regulatory Commission: PSI and CinCap VII have jointly petitioned the IURC for a certificate of public convenience and necessity for the Transfer of the CinCap Madison and CinCap VII generating stations to PSI.21 This petition is currently pending before the IURC.
         Federal Energy Regulatory Commission: PSI and CinCap VII anticipate filing with this Commission to cancel their Interconnection Agreement, as the Henry County facilities will become part of the PSI system. Additionally, CinCap Madison, PSI and The Cincinnati Gas & Electric Company ("CG&E") anticipate making one or more filings with this Commission relating to the Interconnection Agreement between CinCap Madison and CG&E.
V.  ACCOUNTING TREATMENT

         As noted, the final price is not yet known. Applicants propose to file accounting entries within six months of an order approving the transfer.



VI.  CONCLUSION

         Wherefore, Applicants request that the Commission grant all necessary authorizations under Section 203 of the FPA for the Transfer. To facilitate the Transfer in time for the 2003 peak period, Applicants request that the Commission establish a thirty-day notice and comment period and act on this application by December 1, 2002.

                                                     Respectfully submitted,




James B. Gainer                             Noel Symons
Vice President and General Counsel          Skadden, Arps, Slate,
Regulated Businesses                        Meagher & Flom, LLP
Cinergy Corp.                               1440 New York Avenue, N.W.
Atrium II Building, 25th Floor              Washington, D.C. 20005-2111
221 East Fourth Street                      (202) 371-7310
Cincinnati, OH 45202
(513) 287-2633



September 6, 2002


        Exhibit A:  Business Activities of Applicants.

                  PSI is the only entity involved in this Transfer that has a franchised service territory. It serves an estimated population of 2.1 million people located in 69 of the state's 92 counties, including the cities of Bloomington, Columbus, Kokomo, Lafayette, New Albany, and Terre Haute.
                  The business activities of the Applicants are further described in Section II of the Application. Applicants are uncertain whether Order No. 642 contemplates further or broader descriptions. To the extent more may be required, Applicants request waiver on the grounds that sufficient information is provided for consideration of this purely internal Transfer, and the collection of further information would represent an undue burden.


        Exhibit B:  List of Energy Subsidiaries and Energy Affiliates.

         Applicants have provided an internally-maintained list of affiliates, beginning on the next page of this Exhibit B, that substantially reflects Cinergy's corporate organizational structure. This is the list developed for Cinergy's own corporate record-keeping purposes. Applicants note that the list is over-inclusive, in that it is not limited to Energy Companies.
         Because this is a purely internal Transfer and generation of a new, different list would present an unwarranted burden, Applicants request a waiver of this requirement to the extent not satisfied by this list.


         Exhibit C:        Organizational Charts Depicting Current and
                           Post-Transaction Corporate Structures.

         Since this Transfer solely addresses the transfer of generating assets and associated jurisdictional facilities, no change to the Cinergy corporate structure will occur. As contemplated in Order No. 642, Applicants request waiver of this requirement since the corporate structure will be unaffected.22




         Exhibit D:       Description of All Joint  Ventures,  Strategic
                          Alliances,  Tolling  Arrangements,  or Other Business
                          Ventures.

         As discussed in Exhibit B, that Exhibit contains the list of Cinergy subsidiaries and affiliates maintained by Cinergy for corporate record-keeping purposes. Applicants believe that Exhibit B fully or substantially satisfies the requirements of Exhibit D.
         Because this is a purely internal Transfer and generation of a new, different list would present an unwarranted burden, Applicants request waiver of this requirement to the extent not satisfied by Exhibit B.


        Exhibit E:   Common Officers or Directors of Parties to the Transaction

                  The common officers and directors among the Applicants are as follows:



Aumiller, Wendy L.
Treasurer, PSI Energy, Inc.
Treasurer, CinCap Madison, LLC
Treasurer, CinCap VII, LLC

Bakrow, Lance A.
Vice President, CinCap Madison, LLC
Vice President, CinCap VII, LLC

Carlson, Kimberly S.
Assistant Comptroller, PSI Energy, Inc.
Assistant Comptroller, CinCap Madison, LLC
Assistant Comptroller, CinCap VII, LLC

Cyrus, Michael J.
Executive Vice President, PSI Energy, Inc.
President, CinCap Madison, LLC
President, CinCap VII, LLC

Duncan, R. Foster
Executive Vice President & Chief Financial Officer, PSI Energy, Inc. Executive Vice President, CinCap Madison, LLC
Executive Vice President, CinCap VII, LLC


Janson, Julia S.
Secretary, PSI Energy, Inc.
Assistant Secretary, CinCap Madison, LLC
Assistant Secretary, CinCap VII, LLC


McCarthy, Robert C.
Vice President, CinCap Madison, LLC
Vice President, CinCap VII, LLC

Roberts, Bernard F.
Vice President & Comptroller, PSI Energy, Inc.
Vice President & Comptroller, CinCap Madison, LLC
Vice President & Comptroller, CinCap VII, LLC

Vennemann, Jerome, A.
Vice President, General Counsel & Assistant Secretary, PSI Energy, Inc. Vice President & Secretary, CinCap Madison, LLC
Vice President & Secretary, CinCap VII, LLC




        Exhibit           F: Description and location of wholesale power sales
                           customers and unbundled transmission services customers served by Applicants or their Affiliates.

         PSI serves the customers on the first list below under the Cinergy Operating Companies Market Based Power Sales Tariff, Original Volume 7, filed in Docket No. ER96-170-000 and approved in Docket No. ER99-962-000 ("Market Based Tariff"). The remainder of PSI's wholesale customers, identified on the second and following lists, are served under the PSI Energy, Inc. First Revised Electric Rate Schedule Vol. No. 1, last revised per a settlement agreement in FERC Docket No. ER00-188-000 ("Cost Based Tariff"), or such other tariff as is indicated.



AES Power, Inc.
Attn: Contract Administration
1001 North 19th Street
Arlington, VA  22209

AES New Energy, Inc.
Attn:  Contract Administration
535 Boylston Street
Top Floor
Boston, MA  02116

Alcoa Power Generating Inc. dba
   APG Trading
Attn:  Contract Administration
2300 Riverview Tower
900 S. Gay Street
Knoxville, TN  37902

Allegheny Energy Supply Company,
   LLC
Attn:  Contract Administration
4350 Northern Pike
Monroeville, PA  15146-2841

Alliance Energy Services
   Partnership
Attn:  Contract Administration
9300 Shelbyville Road
Louisville, KY  40222

Alliant Energy Corporate Services,
   Inc. as Agent
Attn:  Contract Administration
2489 Ringdon Road
Cottage Grove, WI  53527

Alpena Power Company
Attn:  Contract Administration
310 North 2nd Avenue
P.O. Box 188
Alpena, MI  49707-0188

Amerada Hess Corporation
Attn:  Contract Administration
2800 Eisenhower Avenue
Alexandria, VA  22314

Ameren Energy as Agent for
   Ameren Services Company
Attn:  Contract Administration
1901 Chouteau Ave.
St. Louis, MO  63103

American Electric Power Service
   Corporation
Attn:  Contract Administration
1 Riverside Plaza
Columbus, OH  43215

American Municipal Power - Ohio,
   Inc.
Attn:  Contract Administration
2600 Airport Drive
Columbus, OH  43219

Arkansas Electric Cooperative
   Corporation
Attn:  Contract Administration
8000 Scott Hamilton Drive
Little Rock, AR  72219-4208

Associated Electric Cooperative,
   Inc.
Attn:  Contract Administration
2814 South Golden
P.O. Box 754
Springfield, MO  65801-0754

Atlantic City Electric Company
Attn:  Contract Administration
P.O. Box 6066
Newark, DE  19714-6066

Avista Corp. Washington Water
   Power Division
Attn:  Contract Administration
1411 East Mission
P.O. Box 3727
Spokane, WA  99220-3727

Avista Energy, Inc.
Attn:  Contract Administration
470 Atlantic Avenue, 10th Floor
Boston, MA  02210

Big Rivers Electric Corporation
Attn:  Contract Administration
201 Third Street
Henderson, KY  42420

Black Hills Power & Light
Attn:  Contract Administration
P.O. Box 1400
Rapid City, SD  57709

Blue Ridge Power Agency
Attn:  Contract Administration
5656 U.S. Highway 29
Suite B-1
Blairs, VA  24527

Board of Public Utilities - Kansas
   City
Attn:  Contract Administration
700 Minnesota Avenue
Kansas City, KS  66101

Bonneville Power Administration
Attn:  Contract Administration
905 Northeast 11th Avenue
Portland, OR  97232

BP Energy Company
Attn:  Contract Administration
501 Westlake Park Boulevard
Houston, TX  77079

Buckeye Power
Attn:  Contract Administration
2780 Coonpath Road
P.O. Box 250
Lancaster, OH  43130

Calpine Energy Services, L.P.
Attn:  Contract Administration
700 Louisiana Avenue, Suite 2700
Houston, TX  77002

Cargill-Alliant, LLC
Attn:  Contract Administration
12700 Whitewater Drive
Minnetonka, MN  55343

Carolina Power & Light Company
Attn:  Contract Administration
411 Fayetteville Street Mall
P.O. Box 1551
Raleigh, NC  27602

Central Hudson Gas & Electric
   Corporation
Attn:  Contract Administration
284 South Avenue
Poughkeepsie, NY  12601-4879

Central Illinois Light Company
Attn:  Contract Administration
300 Liberty Street
Peoria, IL  61602

Central Vermont Public Service
   Corporation
Attn:  Contract Administration
77 Grove Street
Rutland, VT  05701

City of Austin
Attn:  Contract Administration
721 Barton Springs Road
Austin, TX  78704

City of Bremen
Attn:  Contract Administration
111 South Center Street
Bremen, IN  46506

City of Bristol
Attn:  General Manager of Utilities
Bristol Utilities Board
300 Lee Street
Bristol, VA  24203-8100

City of Brookston
Attn:  Contract Administration
P.O. Box 238
Brookston, IN  47923

City of Chalmers
Attn:  Contract Administration
P.O. Box 827
Chalmers, IN  47929

City of Etna Green
Attn:  Contract Administration
182 West Broadway
P.O. Box 183
Etna Green, IN  46524

City of Hamilton
Attn:  Contract Administration
960 North 3rd St.
Hamilton, OH  45011

City of Kingsford Heights
Attn:  Contract Administration
P.O. Box 330
Kingsford Heights, IN  46346

City of Lebanon, OH
Attn: Acting Deputy Director, Electric
50 South Broadway
Lebanon, OH  45036

City of Walkerton
Attn:  Contract Administration
510 Roosevelt Road
Walkerton, IN  46574

City of Williamstown
Attn:  Contract Administration
P.O. Box 147
Williamstown, KY  41097

City of Winamac
Attn:  Contract Administration
120 West Main Street
Winamac, IN  46996

Cleco Marketing & Trading LLC
Attn:  Contract Administration
2005 Vandevelde Avenue
Alexandria, LA  71303

Cleco Power LLC
Attn:  Contract Administration
2005 Vandevelde Avenue
Alexandria, LA  71303

CMS Marketing Services and
   Trading Company
Attn:  Contract Administration
Fairlane Plaza South
330 Town Center Drive, Ste. 1000
Dearborn, MI  48216

ConAgra Energy Services, Inc.
Attn:  Contract Administration
Eleven ConAgra Drive, Suite 5022
Omaha, NE  68102-5022

Conectiv Energy Supply, Inc.
Attn:  Contract Administration
P.O. Box 6066
Newark, DE  19714-6066

Consolidated Edison Company of
  New York, Inc.
Attn:  Contract Administration
4 Irving Place, Room 1300
New York, NY  10003

Consolidated Edison Solutions
Attn:  Contract Administration
701 Westchester Ave.
Suite 201 W
White Plains, NY  10604

Constellation Power
Attn:  Contract Administration
111 Market Place, Suite 500
Baltimore, MD  21202

Consumers Energy Co. dba
   Consumers Energy
Attn:  Contract Administration
1945 W. Parnall Road
Jackson, MI  49201

Coral Power, LLC
Attn:  Contract Administration
909 Fannin Street, Suite 700
Houston, TX  77010

Dayton Power & Light Company
Attn:  Contract Administration
1900 Dryden Road
P.O. Box 1807
Dayton, OH  45401

Delmarva Power & Light Company
Attn:  Contract Administration
P.O. Box 6066
Newark, DE  19714-6066

Detroit Edison Company (The)
Attn:  Contract Administration
2000 Second Avenue
Detroit, MI  48226

DTE Energy Trading, Inc.
Attn:  Contract Administration
101 North Main Street, Ste. 300
Ann Arbor, MI  48104

Duke Energy Trading and
   Marketing, LLC
Attn:  Contract Administration
5400 Westheimer
Houston, TX  77056

Duke Power Company
Attn:  Contract Administration
P.O. Box 1006 (EC03U)
Charlotte, NC  28201-1006

Duquesne Light Company
Attn:  Contract Administration
2839 New Beaver Ave.
Pittsburgh, PA  15233

East Kentucky Power Cooperative,
   Inc.
Attn:  Contract Administration
P.O. Box 707
Winchester, KY  40392-0707

Edgar Electric Cooperative dba
   EnerStar
Attn:  Contract Administration
11597 Illinois Highway One
P.O. Box 190
Paris, IL  61944

Edison Mission Marketing &
   Trading Inc.
Attn:  Contract Administration
160 Federal Street
Boston, MA  02110

El Paso Merchant Energy, L.P.
Attn:  Contract Administration
P.O. Box 2511
Houston, TX  77252-2511

Empire District Electric Company
Attn:  Contract Administration
602 Joplin Street
P.O. Box 127
Joplin, MO  64802

Engage Energy America L.L.C.
Attn:  Contract Administration
39500 High Point Blvd., Suite 260
Novi, MI  48375

Enron North America Corp.
Attn:  Contract Administration
P.O. Box 4428
Houston, TX  77210-4428

Enron Power Marketing
Attn:  Contract Administration
P.O. Box 4428
Houston, TX  77210-4428

Entergy Power Inc.
Attn:  Contract Administration
Parkwood Two Building, Suite 500
10055 Grogan's Mill Road
The Woodlands, TX  77380

Entergy Services, Inc.
Attn:  Contract Administration
One Poydras Plaza Bldg.
P.O. Box 61000
New Orleans, LA  70161

Entergy-Koch Trading, L.P.
Attn:  Contract Administration
20 East Greenway Plaza, Suite 700
Houston, TX  77046

Eugene Water & Electric Board
Attn:  Contract Administration
P.O. Box 10148
500 East 4th
Eugene, OR  97440

Exelon Generation Company, LLC
Attn:  Contract Administration
300 Exelon Way
Kennett Square, PA  19348

FirstEnergy Solutions Corp.
Attn:  Contract Administration
395 Ghent Road
Akron, OH  44333

Florida Power & Light
Attn:  Contract Administration
11770 U.S. Highway 1
South Tower, Fourth Floor
North Palm Beach, FL  33408

Florida Power Corporation
Attn:  Contract Administration
P.O. 14042
St. Petersburg, FL  33733

FPL Energy Power Marketing, Inc.
Attn:  Contract Administration
11770 U.S. Highway One
P.O. Box 88825
North Palm Beach, FL  33408

GPU Operating Companies
Attn:  Contract Administration
Route 183 & Van Reed Road
Reading, PA  19612

Grant Co. Public Utility District #2
Attn:  Contract Administration
P.O. Box 878
Ephrata, WA  98823

Greenwood, South Carolina
Attn:  Contract Administration
P.O. Box 549
Greenwood, SC  29648

Hoosier Energy REC, Inc.
Attn:  Contract Administration
7398 North State Road 37
Bloomington, IN  47402-0908

Houston Lighting & Power
   Company
Attn:  Contract Administration
P. O. Box 1700
Houston, TX  77251-1700

HQ Energy Services (US) Inc.
Attn: Contract Administration
75, Rene-Levesque
Boulevard West
18th Floor
Montreal (Quebec)
H2Z 1A4

Idaho Power Company
Attn:  Contract Administration
1221 West Idaho
P.O. Box 70
Boise, ID  83707-0070

Illinois Municipal Electric Agency
Attn:  Contract Administration
919 South Spring Street
Springfield, IL  62704

Illinois Power Company
Attn:  Contract Administration
500 South 27th Street, H-25
Decatur, IL  62521

Indiana Municipal Power Agency
Attn:  Contract Administration
11610 North College Avenue
Carmel, IN  46032

Indianapolis Power & Light
   Company
Attn:  Contract Administration
25 Monument Circle
Indianapolis, IN  46201

ISO New England
Attn:  Contract Administration
One Sullivan Road
Holyoke, MA  01040

Jackson County REMC

Kansas City Power & Light
   Company
Attn:  Contract Administration
1201 Walnut
P.O. Box 418679
Kansas City, MO  64141-9679

Kenergy Corp.
Attn:  Contract Administration
P.O. Box 1389
Owensburg, KY  42302-1389

LG&E Energy Marketing Inc.
Attn:  Contract Administration
220 West Main Street 7th Floor
Louisville, KY  40202

Logansport, Indiana (City of)
Attn:  Contract Administration
6th & Broadway
Logansport, IN  46947

Louisiana Generating LLC
Attn:  Contract Administration
112 Telly St.
New Roads, LA  70760

Louisville Gas & Electric
   Company/Kentucky Utilities
   Company
Attn:  Contract Administration
220 West Main Street
Louisville, KY  40202

Merchant Energy Group of the
   Americas, Inc.
Attn:  Contract Administration
151 West Street, Suite 300
Annapolis, MD  21401

MidAmerican Energy Company
Attn:  Contract Administration
666 Grand Avenue
P.O. Box 657
Des Moines, IA  50303-0657

MidCon Power Services
   Corporation
Attn:  Contract Administration
701 East 22nd Street
Lombard, IL  60148

MIECO, Inc.
Attn:  Contract Administration
Shoreline Square
301 East Ocean Boulevard, Suite 1100
Long Beach, CA  90802-4832

Mirant Americas Energy Marketing
   L.P.
Attn: Contract Administration
1155 Perimeter Center West, Ste 130
Atlanta, GA  30338-5416

Missouri Public Service
   c/o UtiliCorp United Inc.
Attn:  Contract Administration
10700 East 350 Highway
Kansas City, MO  64138

Morgan Stanley Capital Group, Inc.
Attn:  Contract Administration
1585 Broadway, 4th Floor
New York, NY  10036

National Gas & Electric
Attn:  Contract Administration
3555 Timmons, Ste. 1500
Houston, TX  77027

Nevada Power Company
Attn:  Contract Administration
6226 W. Sahara Ave.
Las Vegas, NV  89102

New York Power Authority
Attn:  Contract Administration
123 Main Street
White Plains, NY  10601

New York State Electric & Gas
   Corporation
Attn:  Contract Administration
Corporate Drive
Kirkwood Industrial Park
P.O. Box 5224
Binghamton, NY  13902-5224

Niagara Mohawk Energy
   Marketing, Inc.
Attn:  Contract Administration
507 Plum Street
Syracuse, NY  13204

Northeast Utilities Service Company
Northeast Utilities Service Company
Attn:  Contract Administration
107 Selden Street
Berlin, CT  06037-1616

Northern Indiana Public Service
   Company
Attn:  Contract Administration
5265 Hohman Avenue
Hammond, IN  46320-1775
Northern States Power Co.
Attn:  Contract Administration
414 Nicollet Mall
Minneapolis, MN  55401

NRG Power Marketing
Attn:  Contract Administration
901 Marquette Ave., Ste. 2300
Minneapolis, MN  55402-3265

OGE Energy Resources, Inc.
Attn:  Contract Administration
408 Central Park Two
515 Central Park Drive, Suite 400
Oklahoma City, OK  73105-1722

Oglethorpe Power Corporation
Attn:  Contract Administration
3100 East Exchange Place
P.O. Box 1349
Tucker, GA 30085

Ohio Valley Electric Corporation
Attn:  Contract Administration
One Riverside Plaza
Columbus, OH  43215

Oklahoma Gas & Electric
Attn:  Contract Administration
P.O. Box 321
Oklahoma City, OK  73101

Orange & Rockland Utilities Inc.
Attn:  Contract Administration
390 West Route 59
Spring Valley, NY  10977-5300

Pacific Gas & Electric Company
Attn:  Contract Administration
Mail Code B23A
P.O. Box 770000
San Francisco, CA  94177

Pacific Northwest Generating
   Cooperative
Attn:  Contract Administration
711 N.E. Halsey, Ste. 200
Portland, OR  97232-1268

PacifiCorp
Attn:  Contract Administration
825 N.E. Multnomah, Suite 600
Portland, OR  97232

PacifiCorp Power Marketing
Attn:  Contract Administration
650 N.E. Holladay, Suite 700
Portland, OR  97232

PG&E Energy Trading - Power,
   L.P.
Attn:  Contract Administration
7500 Old Georgetown Road,
13th Floor
Bethesda, MD  20814


Phibro Power LLC
Attn:  Contract Administration
500 Nyala Farms Road
Westport, CT  06880-6262

Pinnacle West Capital Corporation
Attn:  Contract Administration
P.O. Box 53999, MS 9842
Phoenix, AZ  85072-3999

Piqua, OH (The City of)
   Municipal Power Systems
123 Bridge Street
Piqua, OH  45356-5001

PJM Interconnection, L.L.C.
Attn:  Contract Administration
955 Jefferson Ave.
Valley Forge Corporate Center
Norristown, PA  19403-2497

Portland General Electric
Attn:  Contract Administration
121 SW Salmon Street
Portland, OR  97204

Potomac Electric Power Company
Attn:  Contract Administration
1900 Pennsylvania Avenue, N.W.
Washington, DC  20068

Power Exchange Corp.
   (POWEREX) British Columbia
Attn:  Contract Administration
666 Burrard
Suite 2210
Vancouver, BC
V6C 2X8

PPL Energy Plus Co LLC
Attn:  Contract Administration
2 North Ninth Street (GENTW20)
Allentown, PA  18101-1179

Proliance Energy
Attn:  Contract Administration
135 N. Pennsylvania Street
Indianapolis, IN  46204-2482

PSEG Energy Resources & Trade
   LLC
Attn:  Contract Administration
80 Park Plaza
Newark, NJ  07102-4194

Public Service Company of
   Colorado
Attn:  Contract Administration
1225 17th St.
P.O.  Box 840
Denver, CO  80202

Public Service Company of New
   Mexico
Attn:  Contract Administration
Alvarado Square MS-0920
Albuquerque, NM  87158

Puget Sound Energy, Inc
Attn:  Contract Administration
10608 NE 4th Street GEN-04W
Bellevue, WA  98004-5028

QST Energy Trading Inc.
Attn:  Contract Administration
12450 Greenspoint Dr., Suite 1400
Houston, TX  77060

Rainbow Energy Marketing
   Corporation
Attn:  Contract Administration
919 South 7th Street, Suite 405
Bismarck, ND  58504

Reliant Energy Services, Inc.
Attn:  Contract Administration
P.O. Box 4455
Houston, TX  77210-4455

Sacramento Municipal Utility
   District
Attn:  Contract Administration
P.O. Box 15830
Sacramento, CA  92852-1830

Salt River Project
Attn:  Contract Administration
Mail Station POB013
P.O. Box 52025
Phoenix, AZ  85072-2025

San Diego Gas & Electric Company
Attn:  Contract Administration
P.O. Box 1831
San Diego, CA  92112-4150

SCANA Energy Marketing, Inc.
Attn:  Contract Administration
P.O. Box 23606
Columbia, SC  29224

Seattle City Light
Attn:  Contract Administration
700 5th Ave.
Seattle, WA  98104

Sempra Energy Trading Corp.
Attn:  Contract Administration
58 Commerce Road
Stamford, CT  06902

Sierra Pacific Power Company
Attn:  Contract Administration
6100 Neil Road
P.O. Box 10100
Reno, NV  89520-0400

Snohomish County PUD No. 1
Attn:  Contract Administration
2320 California St.
P.O. Box 1107
Everett, WA  98206-1107

South Carolina Electric & Gas
   Company
Attn:  Contract Administration
1426 Main Street
Mail Code 206
Columbia, SC  29201

Southern Company Services, Inc.
Attn:  Contract Administration
600 North 18th Street, GS-8529
P.O. Box 2625
Birmingham, AL  35202-2625

Southern California Edison
Attn:  Contract Administration
2244 Walnut Grove Ave.
Rosemead, CA

Southern Illinois Power Cooperative
Attn:  Contract Administration
11543 Lake of Egypt Road
Marion, IL  62959-8500

Southern Indiana Gas & Electric
   Company
Attn:  Contract Administration
20 NW Fourth St.
Evansville, IN  47708

Southwestern Electric Cooperative,
   Inc.
Attn:  Contract Administration
South Elm Street & US 40
Greenville, IL  62240

Stand Energy Corporation
Attn:  Contract Administration
1077 Celestial Street, Rookwood Building Suite 110
Cincinnati, OH  45202

Strategic Energy, LLC
Attn:  Contract Administration
2 Gateway Center
Pittsburgh, PA  15222

Tacoma City Light
Attn:  Contract Administration
P.O. Box 11007
Tacoma, WA  98411-0007

Tallahassee (City of)
Attn:  Contract Administration
Electric Control Center
400 E. Van Buren Street
Tallahassee, FL  32301-4456

Tenaska Power Services Co.
Attn:  Contract Administration
1701 East Lamar Blvd., Suite 100
Arlington, TX  76006

Tennessee Power Company
Attn:  Contract Administration
4612 Maria Street
Chattanooga, TN  37411

Tennessee Valley Authority
Attn:  Contract Administration
1101 Market Street
Chattanooga, TN  37402

The Energy Authority
Attn:  Contract Administration
76 South Laura Street
Jacksonville, FL  32202

The New Power Company
Attn:  Contract Administration
600 Jefferson Street
Houston, TX  77002

Tractebel Energy Marketing Inc.
Attn:  Contract Administration
1177 West Loop South, Suite 800
Houston, TX  77027

TransAlta Energy Marketing (US)
   Inc.
Attn:  Contract Administration
Box 1900, Station "M"
110-112th Avenue SW
Calgary, Alberta
T2P 2M1

TransCanada Power, division of
   TransCanada Energy Limited
Attn:  Contract Administration
450-1st Street S.W.
Calgary, Alberta
T2P 5H1

Tuscon Electric Power Corporation
Attn:  Contract Administration
220 W. 6th Street
Tuscon, AZ  85702

TU Electric - Power Supply
Attn:  Contract Administration
Energy Plaza
1061 Bryan St.
Dallas, TX  75201-3411

TXU Energy Trading Company
Attn:  Contract Administration
1717 Main Street, Ste. 2000
Dallas, TX  75201

University of Missouri - Columbia
Attn:  Contract Administration
417 S. 5th Street
Columbia, MO  65211

UtiliCorp United, Inc.
Attn:  Contract Administration
10700 E. 350 Highway
P.O. Box 11739
Kansas City, MO  64138

Village of Bethel
Bethel Board of Public Affairs
Attn:  Contract Administration
120 N. Main Street
Bethel, OH  45106

Village of Blanchester
Attn:  Utilities Dept.
P.O. Box 158
Blanchester, OH  45107-0158

Village of Georgetown
Attn:  Contract Administration
301 S. Main Street
Georgetown, OH  45121

Village of Hamersville
Attn:  Board of Public Affairs
P.O. Box 219
Hamersville, OH  45130

Village of Ripley
Attn:  Contract Administration
P.O. Box 219
Ripley, OH  45167

Virginia Electric & Power Company
Attn:  Contract Administration
5000 Dominion Blvd.
Glen Allen, VA  23060

Wabash Valley Power
Attn:  Contract Administration
722 North High School Rd.
Indianapolis, IN  46214

Western Farmers Electric
   Cooperative
Attn:  Contract Administration
701 NE 7th Street
Anadarko, OK  73005

Western Resources Inc.
Attn:  Contract Administration
818 South Kansas Avenue
Topeka, KS  66612

Williams Energy Marketing &
   Trading Company
Attn:  Contract Administration
One Williams Center
Tulsa, OK  74172

Wisconsin Electric Power Company
Attn:  Contract Administration
P.O. Box 2046
Milwaukee, WI  53201

Wisconsin Public Service
   Corporation
Attn:  Contract Administration
600 N. Adams
P.O. Box 19002
Green Bay, WI  54307-9002

Wolverine Power Supply
   Cooperative, Inc.
Attn:  Contract Administration
10125 West Watergate Road
Cadillac, MI  49601

WPS Energy Services, Inc.
Attn:  Contract Administration
677 Baeten Road
Green Bay, WI  54304







         PSI's wholesale customers served under PSI's First Revised Electric Rate Schedule Vol. No. 1 are as follows:

Town of Brooklyn                              Town of Spiceland
Brooklyn, Indiana  47872                      Spiceland, Indiana  47385
Attn: Town Clerk                              Attn: Town Clerk
Town of Coatesville                           Town of Hagerstown
Coatesville, Indiana  46121                   49 East College Street
Attn: Town Clerk                              Hagerstown, Indiana 47346
                                              Attn: Town Clerk
Town of Dublin                                Town of Rockville
Dublin, Indiana  47335                        Rockville, Indiana 47872
Attn: Town Clerk                              Attn: Town Clerk
Town of Dunreith                              Town of Straughn
Dunreith, Indiana  47337                      Straughn, Indiana
Attn: Town Clerk                              Attn:Town Clerk
Town of Lewisville                            Town of Thorntown
Lewisville, Indiana  47352                    Thorntown Utilities
Attn: Town Clerk                              101 West Main Street
                                              Thorntown, Indiana  46071
Town of Montezuma                             Town of Knightstown
Municipal Utilities                           Light-Power Plant
1325 North Jefferson Street                   Knightstown, Indiana  46148
Montezuma, Indiana  47862
Town of New Ross                              Town of Veedersburg
P.O. Box 156                                  Veedersburg, Indiana  47987
New Ross, Indiana  47968                      Attn: Town Clerk
Town of South Whitley                         Town of Williamsport
P. O. Box 372                                 Williamsport, Indiana  47993
South Whitley, Indiana  46787                 Attn: Town Clerk
Attn: Town Clerk

         PSI serves the following customer under its First Revised Rate Schedule Vol. No. 2:

Jackson County Rural Electric Membership
Corporation
P. O. Box K
Brownstown, Indiana  47220


         PSI serves the following customer under its First Revised Rate Schedule Vol. No. 234:

Indiana Municipal Power Agency
11610 North College Avenue
Carmel, Indiana  46032

         PSI serves the following customer under its First Revised Rate Schedule Vol. No. 267 and 268:

Wabash Valley Power Association, Inc.
722 North High School Road
P. O. Box 24700
Indianapolis, Indiana 46224

         PSI serves the following customer under Service Agreement No. 264 to Electric Tariff Vol. No. 5:

City of Logansport
Logansport Municipal Utilities
City Building
Logansport, Indiana  46947

         PSI serves the following customer under its FERC Rate Schedule No. 255:
City of Piqua
123 Bridge Street
Piqua, Ohio  45356


         CinCap VII currently sells all of its power to its indirect parent, Cinergy Capital and Trading, Inc. pursuant to a contract filed with this Commission in Docket No. ER01-3109.
         CinCap Madison currently sells all of its power to its indirect parent, Cinergy Capital and Trading, Inc. pursuant to a contract filed with this Commission in Docket Nos. ER02-322 and ER00-1784.
         The current long-term firm transmission customers of CG&E and PSI, their locations and or Rate Schedule numbers of their transmission contracts are as follows:23



American Municipal Power - Ohio,
   Inc.
2600 Airport Drive
Columbus, OH  43219
Rate Schedule Nos.: 237; 53

Brooklyn Municipal Utilities
10 S. Main Street
Brooklyn, IN 46111
Rate Schedule No.: MUN

Buckeye Power, Inc.
2780 Coonpath Road
P.O. Box 250
Lancaster, OH 43130
Rate Schedule No.: 31

City of Hamilton, Ohio
960 North 3rd Street
Hamilton, OH 46346
Rate Schedule No.: 55

Coatesville Light & Power
   Department
P.O. Box 143
Coatesville, IN 46121
Rate Schedule No.: MUN

Columbus Southern Power
   Company
215 North Front Street
Columbus, OH  43215
Rate Schedule No.: 37; 10/1/64 Basic
   Transmission & Facility Agreement

Dayton Power & Light Company
Courthouse Plaza Southwest
Dayton, OH  45401
Rate Schedule No.: 37; 3/1/84
   Basic Transmission & Facility
   Agreement; 10/1/64 Transmission &
   Facility Agreement

Dublin Municipal Electric Light
   System
Cumberland Street
P.O. Box 145
Dublin, IN 47335
Rate Schedule No.: MUN

Dunreith Electric Department
Box 219
Dunreith, IN 47337
Rate Schedule No.:  MUN

East Kentucky Power Cooperative,
   Inc.
4758 Lexington Road
Winchester, KY  40391
Rate Schedule Nos.: 43; 13

Hagerstown Municipal Light
   Department
49 E. College Street
Hagerstown, IN 47346
Rate Schedule No.:  MUN

Hoosier Energy Rural Electric
   Cooperative, Inc.
7398 North State Road 37
Bloomington, IN 47402-0908
Rate Schedule No.: 222

Indiana Municipal Power Agency
11610 North College Avenue
Carmel, IN  46032
Rate Schedule No.: 253

Jackson County - REMC
274 East Base Road
P.O. Box K
Brownstown, Indiana 47220
Rate Schedule No.: REMC-1

Knightstown Electric Utility
26 S. Washington Street
Knightstown, IN 46148
Rate Schedule No.: MUN
Lewisville Municipal Light
   Department
Box 288
Lewisville, IN 47352
Rate Schedule No.: MUN

Logansport Municipal Utilities
601 East Broadway, Number 101
Logansport, IN  46947
Rate Schedule No.: 256

Louisville Gas & Electric Company
220 West Main Street
Louisville, KY  40202
Rate Schedule No.: 17

Montezuma Municipal Utilities
1325 N. Jackson Street
P.O. Box 37
Montezuma, IN 47862
Rate Schedule No.: MUN

New Ross Electric Service
   Department
P.O. Box 156
New Ross, IN 47968
Rate Schedule No.: MUN

Ohio Valley Electric Corporation
P.O. Box 16631
Columbus, OH  43216
Rate Schedule No.: 49; 7/10/53
   Transmission Agreement

South Whitley Municipal Light &
   Power
118 E. Front Street
P.O. Box 372
South Whitley, IN 46787
Rate Schedule No.: MUN

Spiceland Municipal Light
   Company
130 E. Main Street
P.O. Box 386
Spiceland, IN 47385
Rate Schedule No.: MUN

Straughn Municipal Electric Plant
P.O. Box 427
Straughn, IN 47387
Rate Schedule No.: MUN

Tennessee Valley Authority
4612 Maria Street
Chattanooga, TN  37411
Rate Schedule No.: 17

Thorntown Utilities
101 W. Main Street
Thorntown, IN 46071
Rate Schedule No.: MUN

Town of Rockville
P.O. Box 143
Rockville, IN 47872
Rate Schedule No.: MUN

Veedersburg Municipal Electric
   Department
118 Railroad Avenue
Veedersburg, IN 47987
Rate Schedule No.: MUN

Wabash Valley Power Association, Inc.
722 North High School Road
Indianapolis, IN 46214
Rate Schedule Nos.:  267; 253

Williamsport Light & Water Utility
29 N. Monroe Street
Williamsport, IN 47993
Rate Schedule No.: MUN




         Exhibit G:        Description of Jurisdictional Facilities of
                           Applicants and their Affiliates.

         As stated in Section IV.D of the Application, Applicants request waiver of this requirement to the extent not satisfied by Exhibit H.







            Exhibit H:     Jurisdictional Facilities and Securities Associated
                           with or Affected by the Transaction.

         The jurisdictional facilities associated with the Transfer are certain appurtenant interconnection facilities (generator leads, step-up transformers, air break switches, circuit breakers, and physical tie-in lines) that will be transferred with the generating units of CinCap Madison and CinCap VII to PSI. The generating stations that will be transferred (and to which interconnection facilities are appurtenant) are as follows:

                                   Percent Ownership    Principal Fuel
Plant Name      Location                                 Source          MW
                                                                      Capability

CinCap Madison  Butler County, Ohio   100%             Natural Gas      576 MW

CinCap VII      Henry County,         100%             Natural Gas      136 MW
                Indiana

         Certain books and records associated with the above jurisdictional facilities also will be transferred to PSI. With respect to the requirement regarding securities, Applicants do not understand this to require listing of securities not subject to the jurisdiction of this Commission. Pursuant to Section 318 of the FPA, the SEC has exclusive federal jurisdiction over securities issuances by the Cinergy companies. The three state public utility commissions have jurisdiction over certain securities issued by the Cinergy public utility operating companies. To the extent the Commission's requirements may contemplate identification of such securities, Applicants request waiver of this requirement.




Exhibit I:        Contracts with Respect to the Disposition of Facilities.
         Unexecuted draft copies of a form of Asset Transfer Agreement between CCT, CinCap Madison and PSI and a form of Asset Transfer Agreement between CCT, CinCap VII and PSI are attached. As noted above, the price is not yet known, and hence is left blank. To the best of Applicants' knowledge, in each case the final Asset Transfer Agreement will otherwise reflect the terms and conditions contained in the draft Asset Transfer Agreement in all material respects.
         Applicants interpret this requirement to include only those contracts that go to the core of the Transfer and bear directly on the transfer of control over jurisdictional facilities. To the extent that incidental contracts are encompassed by this requirement, Applicants request waiver of this requirement.




         Exhibit J:        Facts Relied Upon to Demonstrate Consistency with
                          Public Interest.

         The facts relied upon to show that the Transfer is consistent with the public interest are set forth in Section III of the Application.







         Exhibit K:        Maps.
         As stated in Section IV.H of the Application, Applicants request waiver of this requirement.



         Exhibit L:        Status of Regulatory Actions and Orders.
         The status of related proceedings before other regulatory bodies is described in Section IV.I of the Application.


         Exhibit M:      Proposed Accounting Entries

         As noted, the final price is not yet known. Applicants propose to file accounting entries within six months of an order approving the transfer.






                                      UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

Cinergy Services, Inc.                      )
                                                     )
         On behalf of                                )
                                                     )
PSI Energy, Inc.                            )
CinCap Madison, LLC                         )
CinCap VII, LLC                             )     Docket No. EC02-___-000

                                NOTICE OF FILING
                                    ( , 2002)

                  Take notice that on September 6, 2002, Cinergy Services, Inc., on behalf of PSI Energy, Inc., CinCap Madison, LLC and CinCap VII, LLC (collectively, "Applicants") tendered for filing an application requesting all necessary authorizations under Section 203 of the Federal Power Act, 16 U.S.C. ss. 824b (2000), for Applicants to engage in a transfer of assets. Copies of this filing have been served on the Indiana Utility Regulatory Commission.

                  Any person desiring to be heard or protest such filing should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426, in accordance with Rules 211 and 214 of the Commission's Rules of Practice and Procedure (18 C.F.R. ss.ss. 385.211 and 385.214). All such motions or protests should be filed on or before _____________. Protests will be considered by the Commission in determining the appropriate action to be taken, but will not serve to make protestants parties to the proceeding. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection. This filing also may be viewed on the Internet at http://www.ferc.fed.us/online/rims.htm (call 202-208-2222 for assistance).


                                                     Magalie R. Salas
                                                     Secretary





                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

Cinergy Services, Inc.                      )
                                                     )
         On behalf of                                )
                                                     )
PSI Energy, Inc.                            )
CinCap Madison, LLC                         )
CinCap VII, LLC                             )     Docket No. EC02-___-000


                                  VERIFICATION

State of ______________    )
                                    )       ss.
County of ____________     )


         NOW, BEFORE ME, the undersigned authority, personally came and appeared, James B. Gainer, who, after first being duly sworn by me, did say:

         That he is Vice President and General Counsel, Cinergy Regulated Businesses; that he has the authority to verify the foregoing application and exhibits on behalf of the Applicants; that he has knowledge of the matters therein; and that to the best of his knowledge, information and belief, the representations made are true and correct.



                              -----------------------------------
                                      James B. Gainer


SUBSCRIBED AND SWORN to before me this _______ day of _________________ 2002.


                              -----------------------------------
                                       Notary Public










                             CERTIFICATE OF SERVICE


                  I hereby certify that the foregoing Application of Cinergy Services, Inc. et al., for Authorization Under Section 203 of the Federal Power Act was served this 6th day of September, 2002, via first class mail, postage prepaid, upon the Indiana Utility Regulatory Commission.



                          -----------------------
                           Noel Symons


..

--------
1        16 U.S.C.ss. 824b (2000).

2 See Joint Petition of PSI Energy, Inc. and CinCap VII, LLC Pursuant to Ind. Codess.8-1-8.5, et seq. (1) For the Issuance of Certificates of Public Convenience and Necessity for PSI Energy, Inc. to Purchase Generating Facilities for the Furnishing of Electric Utility Service to the Public; (2) For the Approval of the Costs of Such Facilities; and (3) For the Approval For CinCap VII to Transfer Ownership of Generating Assets to PSI Energy, Inc., Cause No. 42145 (Amended Petition filed March 1, 2002, attached hereto as Attachment 1.) (Also attached hereto, as Attachment 2, is the PSI Integrated Resource Plan.)


3        Formerly Duke Energy Madison, LLC.

4 An affiliate of CinCap Madison and CinCap VII, Cinergy Power Generation Services (CPGS), performs the physical operation and maintenance of the plants under direction of CinCap Madison and CinCap VII. Subsequent to the Transfer, CPGS will continue to perform the physical operation and maintenance of the plants, under the direction of PSI, pursuant to an SEC-approved service agreement.

5        See Duke Energy Madison, LLC, 91 FERCP. 62,068 (2000).

6 See CinCap Madison, LLC, Docket Nos. ER00-1784 and ER02-322 (letter Order, Apr. 19, 2002)

7 See CinCap VII, LLC, 91 FERCP. 62,209 (2000), and Duke Energy Vermillion, LLC, 96 FERCP. 62,246 (2001).

8        See CinCap VII, Docket No. ER00-1831 (Letter Order, May 4, 2000).

9 Due to an existing long-term 50-MW unit power sale from CinCap VII plant to the Wabash Valley Power Association (discussed infra), 663 MWs, rather than 712 MWs, of summer-rated capacity from the two plants will be available to serve PSI's Indiana retail customers' and other wholesale customers' demand requirements.
10       16 U.S.C.ss.824b (2000).
11 Inquiry Concerning the Commission's Merger Policy Under the Federal Power Act: Policy Statement, Order No. 592, FERC Stats. & Regs., Regs. PreamblesP. 31,044, at 30,111 (1996), order on reconsideration, Order
          No. 592-A, 79 FERCP.  61,321 (1997)
         ("Merger Policy Statement").
12 Revised Filing Requirements Under Part 33 of the Commission's Regulations, Order No. 642, 1996-2000 FERC Stats. & Regs.,
         Regs. PreamblesP. 31,111 (2000) ("Order No. 642 ").


13       E.g., Calpine Power Servs. Co., 92 FERCP.  62,150, at 64,187 (2000);
         PP&L Res., Inc.,, 90 FERCP.  61,203, at 61,649 (2000);
         Allegheny Energy Supply Co., 89 FERCP. 62,063, at 64,105 (1999) ("Allegheny").
14       Order No. 642 at 31,902.
15       See Cinergy Services, Inc., et al., 98 FERCP. 61,306 at 62,308, 62,309
         (2002) ("Cinergy's installed capacity in its control area is less than the supply margin. Thus, the applicant passes the SMA screen in its control area market. A similar analysis of the markets outside of Cinergy's control area market indicates that Cinergy passes the SMA screen there as well.")


16 See Niagara Mohawk Holding, Inc., National Grid USA, 96 FERC P. 61,144, Order Denying Rehearing of Order Authorizing Merger (2001); 95 FERC P. 61,381 (2001) (approving merger where applicants committed not to seek rate recovery of any merger related costs in excess of merger-related savings without first receiving regulatory approval to do so.); See also Duquesne Light Co., 88 FERC P. 61,248 (1999) (finding that exchange of FERC-jurisdictional facilities is consistent with the public interest where rate-base treatment is to be considered in subsequent ratemaking proceeding.)
17 Applicants also note that FERC has consistently held that "the Commission does not require applicants under section 203 to insulate their customers from the rate effects of non merger-related events such as increases in fuel costs pursuant to a fuel adjustment clause as a part of a contractual agreement." Southern Indiana Gas and Electric Company, 89 FERC P. 61,288 (1999). See also Atlantic City Electric Company, 90 FERC P. 61,268 (2000); CP&L Holdings, Inc. 92 FERC P. 61,023 (2000).
18 See Allegheny, 89 FERC at 64,105 (approving transaction as having no adverse effect on regulation for a similar corporate reorganization by a registered holding company).
19 See Brownsville Power I, L.L.C., et al., 96 FERCP. 62,287 (2001); Cinergy Services, Inc. et al., 98 FERCP. 61,306 (2002) at
          P.  62,307.
20       Order No. 642 at 31,877.
21 See Joint Petition of PSI Energy, Inc. and CinCap VII, LLC Pursuant to Ind. Codess.8-1-8.5, et seq. (1) For the Issuance of Certificates of Public Convenience and Necessity for PSI Energy, Inc. to Purchase Generating Facilities for the Furnishing of Electric Utility Service to the Public; (2) For the Approval of the Costs of Such Facilities; and
         (3) For the Approval For CinCap VII to Transfer Ownership of Generating Assets to PSI Energy, Inc., Cause No. 4215 (Amended Petition filed
         March 1, 2002, attached as Attachment 1.)
22       Order No. 642 at 31,877.
23 The Midwest Independent System Operator (MISO) serves transmission customers under its OATT. The transmission customers listed here are grandfathered transmission customers served by PSI and CG&E.